COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
         IN DREYFUS STRATEGIC INCOME AND THE
         MERRILL LYNCH DOMESTIC MASTER INDEX

          EXHIBIT A:
          ______________________________________________
         |           |   MERRILL LYNCH   |              |
         |           |      DOMESTIC     |   DREYFUS    |
         |  PERIOD   |      MASTER       |  STRATEGIC   |
         |           |      INDEX *      |    INCOME    |
         |-----------| ------------------|--------------|
         | 10/31/86  |            10,000 |       10,000 |
         | 10/31/87  |            10,216 |       10,174 |
         | 10/31/88  |            11,383 |       11,874 |
         | 10/31/89  |            12,711 |       13,471 |
         | 10/31/90  |            13,521 |       13,649 |
         | 10/31/91  |            15,647 |       16,233 |
         | 10/31/92  |            17,236 |       18,285 |
         | 10/31/93  |            19,308 |       21,564 |
         | 10/31/94  |            18,609 |       19,959 |
         | 10/31/95  |            21,549 |       23,466 |
         | 10/31/96  |            22,781 |       25,172 |
          ----------------------------------------------

          * Source: Merrill Lynch, Pierce, Fenner and Smith Inc.